Exhibit 10.2

AMENDMENT No. 1

TO

STOCK OPTION AGREEMENT

(Under the HyreCar Inc. 2018 Equity Incentive Plan)

This Amendment No. 1 to Stock Option Agreement (this “Amendment”) is made with reference to that certain Stock Option Agreement (the “Agreement”), by and between HyreCar Inc., a Delaware corporation (the “Company”) and the Participant of the Company’s 2018 Equity Incentive Plan (the “Plan”) listed below. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement to provide for the potential acceleration of vesting requirements for awards made under the Plan in the event of a Change in Control; and

WHEREAS, pursuant to Section 10(g) of the Agreement, the Agreement may only be amended by a written instrument signed by the parties.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. The following is inserted at the end of the Section of the Agreement titled “Vesting Schedule; Accelerated Vesting:”

In the event that a Change in Control occurs, then:

(a) any unvested or unexercisable portion of any Option carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Option granted under the Plan shall lapse and such Options shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be fully achieved at target performance levels.

2. Acknowledgement. The parties acknowledge that except for the amendment expressly set forth in this Amendment, all other terms and conditions of the Agreement shall be unaffected hereby and remain in full force and effect. The parties reaffirm, ratify and confirm their respective obligations, covenants and agreements under the Agreement.

HYRECAR INC.

Date: ____, 2019

Name:
Title:

PARTICIPANT:

Name: